UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 16, 2012 (February 16, 2012)

Avis Budget Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10308	06-0918165
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6 Sylvan Way Parsippany, NJ		07054
(Address of Principal Executive Offices)		(Zip Code)

(973) 496-4700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD.

On February 16, 2012, Avis Budget Group, Inc. stated the following as part of its prepared remarks during its regularly scheduled earnings conference call:

“More generally, we’ve seen that the lack of visibility into Avis Europe’s seasonality and the effects of the Japanese earthquake and the difficult pricing environment in the first six weeks of the year has made it unusually difficult for analysts to project our first quarter 2012 results. We look at last year’s Adjusted EBITDA, excluding items, of $83 million in Q1 and attribute around $25 million of fleet sales gains to the earthquake in Japan; that puts our baseline at $58 million of Adjusted EBITDA. Our goal in first quarter 2012 is for organic growth to try to offset any seasonal loss that Avis Europe will bring to our results. As a result, we project Adjusted EBITDA in first quarter 2012 of $55 to $65 million. Obviously, the same math will work in our favor in the quarters when Avis Europe is additive to Adjusted EBITDA.”

The Company did not provide a reconciliation of Adjusted EBITDA, excluding items to a GAAP financial measure because it believes it is impractical at this time to estimate restructuring costs and other potential items that may occur but not be representative of the Company’s results of operations.

Forward-Looking Statements

Certain statements in this document constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts. Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this document include, but are not limited to, any downturn in the U.S. or global economy, the high level of competition in the vehicle rental industry, greater than expected cost increases for new vehicles, disposition of vehicles not covered by manufacturer repurchase programs in the used vehicle marketplace, the financial condition of the auto manufacturers that supply our rental vehicles which could impact their ability to perform their obligations under our repurchase and/or guaranteed depreciation arrangements, a downturn in airline passenger traffic, an occurrence or threat of terrorism, our requirement for substantial capital, a disruption in our ability to obtain financing for our operations, our ability to meet the financial and other covenants contained in agreements governing our indebtedness, any increase in interest rates or borrowing costs, our ability to utilize derivative instruments which hedge our exposure to interest rates and fuel costs, the Company’s ability to execute on its cost and efficiency plans and strategies, and the Company’s ability to accurately estimate its future results and implement its strategy for growth. Other unknown or unpredictable factors also could have material effects on Avis Budget Group’s performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this document may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this document. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in Avis Budget Group’s Annual Report on Form 10-K for the year ended December 31, 2010 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2011 and in future filings with the SEC, including under headings such as “Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The Company undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

AVIS BUDGET GROUP, INC.

By:	/s/ Izilda P. Martins
Izilda P. Martins
Vice President and Acting Chief Accounting Officer

Date: February 16, 2012